EXHIBIT 23.1

     Consent of Beard Miller Company, LLP, Independent Auditors
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   CONSENT OF BEARD MILLER & COMPANY, LLP INDEPENDENT AUDITORS


Regarding: Registration Statements, File No. 33-80093, 333-80739
and No. 333-27837

     We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 23, 2001, with respect to the consolidated financial statements of Union National Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                   /s/ Beard Miller Company, LLP
                                   Beard Miller Company, LLP

Harrisburg, Pennsylvania
March 26, 2001